UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2011, FNBH Bancorp, Inc. (the "Company") entered into a Tax Benefits Preservation Plan (the "Plan") with the Company's registered transfer agent, American Stock Transfer & Trust Company.

The terms and conditions of the Plan that are material to the Company are described in Item 1 of the Registration Statement on Form 8-A filed by the Company on October 14, 2011 (the "Form 8-A"), which information is incorporated by reference into this Item 1.01.  A copy of the Plan, including exhibits, is attached to this Form 8-K as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to the Articles of Incorporation.

On October 14, 2011, the Company filed with the State of Michigan a Certificate of Designation amending the Company's Articles of Incorporation.  The amendment designated 10,000 of the Company's authorized Preferred Stock as Series A Junior Participating Preferred Stock.  A copy of the Certificate of Designation is attached to this Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On or about October 18, 2011, FNBH Bancorp, Inc. began to mail a letter to its shareholders disclosing and summarizing the material terms and conditions of the Plan.  A copy of the shareholder letter is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

3.1
Certificate of Designation amending the Company's Articles of Incorporation, filed with the State of Michigan on October 14, 2011 (incorporated into this Exhibit 3.1 by reference to Exhibit 4.2 of Form 8-A).

4.1
Tax Benefits Preservation Plan, including exhibits, dated as of October 14, 2011, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated into this Exhibit 4.1 by reference to Exhibit 4.1 of Form 8-A).

99.1	Letter to Shareholders (Tax Benefits Preservation Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: October 18, 2011	By:	/s/ Mark Huber
Mark Huber
Its: Chief Financial Officer